U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2007

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 9, 2007, Emeritus Corporation (the "Company") announced that, pursuant to its previously announced offer to the holders of its 6.25% Convertible Subordinated Debentures due 2008 ("debentures") to pay a conversion incentive payment to each holder who elected to convert their debentures in full by March 8, 2007, debentures in the aggregate principal amount of $16.120 million were voluntarily converted at a conversion price of $22.00 per share. Pursuant to these conversions, the Company issued 732,726 shares of its common stock. These shares were issued by the Company without registration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and Rule 150 thereunder. The Company did not pay any commission or other remuneration, directly or indirectly, for soliciting the early conversion of debentures pursuant to the Company's offer.

Pursuant to the terms of the offer, the holders of debentures who converted their debentures early in connection with the offer will also receive cash payments totaling approximately $1.5 million, which represents an amount that is equivalent to the amount of interest the converting holders would have received if they held the debentures to maturity. This payment will be expensed in the first quarter of 2007 and made on April 16, 2007.

The Company has $10.455 million in principal amount of debentures remaining outstanding. Pursuant to a provision in the Indenture, dated as of November 23, 2005, between the Company and U.S. Bank, National Association as trustee, the remaining debentures mature July 1, 2008 and bear interest at a rate of 6.25%, are payable semi-annually on January 1 and July 1, are convertible into shares of the Company’s common stock at any time prior to maturity at a conversion price of $22.00 per share, subject to adjustment in certain events, are subordinated to all of our existing and future senior indebtedness, and are not redeemable by the Company.

Item 8.01 Other Events.

The Company issued a press release on March 9, 2007, announcing the completion of its offer to holders of its outstanding debentures to pay a conversion incentive payment to holders who elected to convert their debentures by March 8, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

99.1	Press Release dated March 9, 2007,

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 9, 2007		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

99.1	Press Release dated March 9, 2007